Exhibit 99.B(e)(5)(b)

AMENDMENT TO
DISTRIBUTION AGREEMENT
between
COMPASS EMP FUNDS TRUST
and
VICTORY CAPITAL ADVISERS, INC.

AMENDMENT made as of the 19th day of August, 2015, between Compass EMP Funds Trust (the “Trust”) and Victory Capital Advisers, Inc. (“VCA”), to the Distribution Agreement dated May 21, 2015, between the Trust and VCA (as may have been previously amended and in effect on the date hereof, the “Agreement”).  All capitalized terms used but not defined herein shall have the meanings given them in the Agreement.

WHEREAS, VCA and the Trust wish to enter into this Amendment to the Agreement to (1) add additional Funds to the terms of the Agreement, (2) revise the names of certain Funds and (3) revise the name of the Trust; and

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound, the Trust and VCA hereby agree as follows:

1.              Effective October 27, 2015, the Trust is renamed “Victory Portfolios II”.

2.              Effective October 28, 2015, Schedule I to the Agreement is hereby deleted in its entirety and replaced by the new Schedule I attached hereto.

3.              Except as set forth in this Amendment, the Agreement is unaffected and shall continue in full force and effect in accordance with its terms.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

VICTORY PORTFOLIOS II, on behalf of each Fund listed on Schedule I, individually and not jointly

By:	/s/ Christopher K. Dyer

Name:	Christopher K. Dyer
Title:	President

VICTORY CAPITAL ADVISERS, INC.

By:	/s/ Michael Policarpo

Name:	Michael Policarpo II
Title:	President

SCHEDULE I

TO THE DISTRIBUTION AGREEMENT
between
VICTORY PORTFOLIOS II

(formerly Compass EMP Funds Trust)
and
VICTORY CAPITAL ADVISERS, INC.

Funds

1.              Victory CEMP Alternative Strategies Fund

2.              Victory CEMP Commodity Enhanced Volatility Wtd Index Strategy Fund

3.              Victory CEMP Commodity Volatility Wtd Index Strategy Fund

4.              Victory CEMP Emerging Market Volatility Wtd Index Fund

5.              Victory CEMP Enhanced Fixed Income Fund

6.              Victory CEMP International Enhanced Volatility Wtd Index Fund

7.              Victory CEMP International Volatility Wtd Index Fund

8.              Victory CEMP Long/Short Strategy Fund

9.              Victory CEMP Market Neutral Income Fund

10.       Victory CEMP Multi-Asset Balanced Fund

11.       Victory CEMP Multi-Asset Growth Fund

12.       Victory CEMP REC Enhanced Volatility Wtd Index Fund

13.       Victory CEMP Ultra Short Term Fixed Income Fund

14.       Victory CEMP US 500 Enhanced Volatility Wtd Index Fund

15.       Victory CEMP US 500 Volatility Wtd Index Fund

16.       Victory CEMP US Small Cap Volatility Wtd Index Fund

17.       Victory CEMP US EQ Income Enhanced Volatility Wtd Index Fund

18.       Victory CEMP US Large Cap High Div Volatility Wtd Index Fund

As of October 28, 2015